UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 23, 2006

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 22, 2006, the Executive Compensation and Personnel Policies Committee of the Board of Directors of Potlatch Corporation (the “Committee”) approved Chairman of the Board L. Pendleton Siegel’s short-term incentive award based upon his 2005 performance as Chief Executive Officer. The Committee also reviewed the new base salary rates and short-term incentive awards for each executive officer that is expected to be a named executive officer (“NEO”) in Potlatch Corporation’s proxy statement in connection with the annual meeting of stockholders to be held in May 2006. The Board of Directors ratified the Committee’s approval of Mr. Siegel’s short-term incentive award on February 23, 2006.

Base Salary. As Mr. Siegel retired as Chief Executive Officer effective February 6, 2006, and will remain as Chairman of the Board through 2006, the Committee and Mr. Siegel mutually agreed to maintain Mr. Siegel’s base pay at $650,040 until his retirement in December 2006. Michael J. Covey was elected President and Chief Executive Officer effective February 6, 2006. Under the terms of Mr. Covey’s employment agreement the material terms of which were disclosed in a Current Report on Form 8-K filed with the Commission on December 9, 2005, his base salary was established at $625,020 and will be subject to review and adjustment by the Committee following the Committee’s evaluation of Mr. Covey’s performance in 2006. In the case of each NEO, the Committee reviewed an evaluation by Mr. Siegel, the NEOs’ supervisor during 2005, with respect to each NEO’s performance in 2005 and the performance of their respective area of responsibility. The following table sets forth the current base salaries for Messrs. Siegel and Covey and the NEOs and their new base salaries effective March 1, 2006, as applicable:

Name and Position	Current Base Salary	New Base Salary
L. Pendleton Siegel Chairman	$650,040	$650,040
Michael J. Covey President and Chief Executive Officer	$625,020	$625,020
Richard K. Kelly Vice President, Wood Products	$294,180	$305,040
Gerald L. Zuehlke Vice President and Chief Financial Officer	$281,460	$291,300
John R. Olson Vice President, Resource Management	$293,400	$305,160
Harry D. Seamans Vice President, Pulp and Paperboard	$269,040	$278,460

Short-Term Incentive Awards. Potlatch’s Management Performance Award Plan provides the potential for annual incentive awards for approximately 130 senior employees that, if earned, are paid in cash. The Plan is designed to create an incentive for senior employees, including the Chief Executive Officer and the other named executive officers, who are in a position to contribute to and therefore influence Potlatch’s performance on the basis of return on equity (ROE) and return on invested capital (ROIC). Prior to 2004, awards earned had been paid in a mix of cash and stock. Beginning in 2004, recipients receive their awards in cash unless they elect to defer awards earned into either Potlatch common stock units or an account bearing interest at the higher of either 70% of the prime rate or the corporate ‘A’ bond rate.

Awards to eligible corporate employees are determined based upon Potlatch’s ROE performance relative to a 32-company peer group and are paid from the Corporate Performance Fund, one of the two bonus fund pools under the Management Performance Award Plan. Awards to eligible operating division employees, other than the four individuals who lead each of Potlatch’s operating divisions, consist of two components: their respective operating division’s ROIC (which accounts for 70% of the award and is paid from the Operating Division Performance Fund, the second bonus fund pool under the Management Performance Award Plan), and Potlatch’s ROE performance (which accounts for 30% of the award and is paid from the Corporate Performance Fund). In the case of the four operating division leaders, their awards similarly consist of two components and are weighted at 50% for Potlatch’s ROE performance and 50% for their respective operating division’s ROIC.

Under the terms of the Plan and subject to the Committee’s discretion, no awards can be paid from the Corporate Performance Fund to any employee if Potlatch does not achieve an ROE in excess of 5%. In 2005, Potlatch earned $33.0 million, or $1.13 per diluted share for an ROE of 4.9%. 2005 earnings reflected approximately $5.9 million in expenses related to Potlatch’s conversion to a real estate investment trust, which had the effect of reducing the ROE by 0.9%. Because these expenses were incurred in the course of executing a significant strategic decision for the long-term benefit of stockholders, the Committee chose to exercise its discretion and disregarded the real estate investment trust-related expenses for purposes of the 2005 ROE calculation. As a result, the Committee used an ROE of 5.8%, which ranked Potlatch 17th, or at the 50th percentile for ROE performance among the 32-company peer group for the most recently reported twelve months’ financial results for each company, and therefore a standard bonus modifier of 0.79% was applied in the calculation.

Also under the terms of the Plan and subject to the Committee’s discretion, no awards can be paid from the Operating Division Performance Fund to eligible operating division employees if the employees’ respective operating division did not achieve an ROIC equal to or greater than 8%. Each year, the Committee approves an ROIC scale for each operating division based upon that division’s operating budget for that year relative to that division’s invested capital. At the end of the year, the ROIC is calculated and the result is compared to the Committee’s pre-approved scale to determine a modifier, which may range from 0.1 (in the event of an ROIC of exactly 8.0%), up to a maximum modifier of 2.0. For 2005, the Committee approved scales establishing an ROIC target of 8.0% for all divisions except for the Consumer Products Division, for which an ROIC target was established at 7.28%. After taking into consideration the

2005 performance of each operating division, the Committee established the modifiers as follows: Resource Management Division, 1.36; Wood Products Division, 1.04; and Consumer Products Division, 0.33. As the Pulp and Paperboard Division did not achieve the 8.0% ROIC hurdle, no award was paid to eligible employees in that division from the Operating Division Performance Fund.

Upon the completion of the calculations for all eligible corporate and operating division employees as described in the preceding paragraphs, the Committee reserves the right under the Plan to modify individual short-term incentive awards, or awards to all eligible employees as a group, based upon its discretion after considering individual performance, operating division performance, or Potlatch’s performance. In addition to the quantitative Plan measures described above, the Committee may also consider such qualitative and quantitative measures in determining awards, such as safety performance, environmental performance, or other factors.

The Committee considered the ROE and ROIC results as outlined in the preceding paragraphs, among other factors, in approving approximately $2,961,000 in short-term incentive awards to be paid in March 2006 for performance in 2005 to approximately 130 senior employees, including Messrs. Siegel and Covey and the NEOs, as set forth in the table below, for 2005 performance.

Name and Position	Short-Term Incentive Award
L. Pendleton Siegel Chairman of the Board	$397,500	(1)
Michael J. Covey President and Chief Executive Officer	N/A	(2)
Richard K. Kelly Vice President, Wood Products	$126,500
Gerald L. Zuehlke Vice President and Chief Financial Officer	$98,800
John R. Olson Vice President, Resource Management	$162,400
Harry D. Seamans Vice President, Pulp and Paperboard	$47,600

(1)	Mr. Siegel deferred 50% of his award into common stock units, which will be converted to cash and paid upon his retirement based on his prior election.

(2)	Mr. Covey was not eligible to participate in the Management Performance Award Plan for 2005 as his employment did not commence until February 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2006

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary